EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in (a) the Registration Statements on Form S-8 (Nos. 333-01023, 33-50416 and 333-52569) and Form S-3 (No. 333-47053) of Oakwood Homes Corporation and (b) the Registration Statement on Form S-3 (No. 333-72621) of Oakwood Mortgage Investors, Inc., of our report dated December 17, 2002, except for the information in Note 25, for which the date is January 14, 2003, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Greensboro, NC
January 14, 2003